Exhibit 10.7

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(As Amended and Restated Effective as of January 1, 2015)

TABLE OF CONTENTS

(continued)

ii

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(As Amended and Restated Effective as of January 1, 2015)

WHEREAS, Bentley Systems, Incorporated, a Delaware corporation (the “Company”), sponsors the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non- Employee Directors (the “Plan”), originally effective as of September 9, 2009, in order to attract and retain non-employee directors and motivate them to exercise their best efforts on behalf of the Company and its subsidiaries;

WHEREAS, the Company most recently amended and restated the Plan, effective as of April 2, 2012, and amended the Plan in part on one occasion thereafter;

WHEREAS, Section 9.1 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time; and

WHEREAS, the Board desires to amend and restate the Plan (i) to incorporate the amendment noted above; (ii) to require that all distributions from the Plan be made in actual shares of the Company’s Class B Non-Voting Common Stock (or any successor class of common stock); and (iii) to make certain additional changes;

NOW, THEREFORE, effective as of January 1, 2015, the Plan is hereby amended and restated as follows:

ARTICLE I
DEFINITIONS

1.1       “409A Change in Control” shall mean:

(a)        Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

(b)        A change in the effective control of the Company occurring only on the date that either –

(1)        Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(2)        A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c)        Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Whether or not a 409A Change in Control has occurred shall be determined in accordance with Treas. Reg. §1.409A-3(i)(5) or any successor thereto.

1.2       “Account” shall mean a bookkeeping account (or, when appropriate, sub- accounts) to which a Participant’s Company Contribution Units and/or Director Deferrals are credited.

1.3       “Agreement” shall mean, as applicable, one of the deferred compensation agreements, substantially in the forms set forth in Appendices A attached hereto, to be entered into by a Participant and the Company to provide the Participant with the opportunity (i) to make an initial election of Director Deferrals (Appendix A-1 attached hereto); (ii) to elect a later distribution date (or commencement of distribution date) (Appendix A-2 attached hereto); and (iii) to terminate Director Deferrals (Appendix A-3 attached hereto).

1.4       “Board” shall mean the Board of Directors of the Company.

1.5       “Cause” shall mean the Participant’s breach of his or her duty of care or duty of loyalty to the Company or any subsidiary (including his or her disclosure of the trade secrets of the Company or any subsidiary to a competitor of the Company or any subsidiary).

1.6       “Change in Control” shall mean:

(a)        Any person, including a group of persons acting in concert (but not including the Company or any stockholder who is part of a group of stockholders who collectively beneficially own more than 50 percent of the voting common stock of the Company as of the Effective Date), becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of members of the Board; or

(b)        There occurs a cash tender or exchange offer for shares of the Company, a merger or other business combination, or a sale of assets or a combination of the foregoing transactions, and as a result of or in connection with any such event persons who were members of the Board before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(c)        For purposes of this Section, the terms “person,” “group” and “beneficial owner” shall have the meanings assigned to such terms under Section 13(d) of the Securities Exchange Act.

1.7       “Class B Stock” shall mean a number of actual whole (not fractional) shares of the Company’s Class B Non-Voting Common Stock (or any successor class of common stock, including Company Stock).

1.8       “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9       “Company” shall mean Bentley Systems, Incorporated, a Delaware corporation.

1.10     “Company Contribution Unit” shall mean a discretionary credit made by the Company before January 1, 2015 on behalf of a Participant, the value of which shall be deemed invested in Phantom Shares.

1.11     “Company Stock” shall mean the class of common stock that is registered pursuant to the Company’s becoming Publicly Traded.

1.12     “Director Deferrals” shall mean any directors’ fees that are deferred by a Participant in accordance with Article III.

1.13     “Disability” shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Whether a Participant has incurred a Disability shall be determined by the Plan Administrator in its sole discretion, provided such decision is supported by medical evidence.

1.14      “Effective Date” shall mean September 9, 2009.

1.15     “Participant” shall mean a non-employee director of the Company who has been selected by the Plan Administrator to participate in the Plan and for whom an Account is maintained under the Plan.

1.16     “Phantom Share” shall mean a deemed share, the value of which equals the Share Value.

1.17     “Plan” shall mean the Bentley Systems, Incorporated Nonqualified Deferred

Compensation Plan for Non-Employee Directors, as set forth herein and as it may be amended from time to time.

1.18     “Plan Administrator” shall mean an individual or a committee appointed by the Board to administer the Plan. If no individual or committee is so appointed, the Plan Administrator shall be the Board itself (excluding any Participant).

1.19     “Plan Year” shall mean each calendar year beginning with 2010.

1.20     “Publicly Traded” shall mean that the Company has registered a class of its common stock under Section 12 of the Securities Exchange Act. Notwithstanding the preceding sentence, the Company shall not be considered to be Publicly Traded if the Plan Administrator determines, in good faith, that there has not been sufficient trading volume of Company Stock to create a fair determination of Share Value pursuant to Section 1.23(b).

1.21     “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.22     “Separation from Service” shall mean a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code and the regulations issued thereunder). See the footnote in Appendix A-1 attached hereto for a summary of such definition.

1.23     “Share Value” shall mean the value determined pursuant to subsection (a), subsection (b), or subsection (c) below, as applicable:

(a)        Generally. Share Value shall mean the value of one share of Class B Stock, as determined by the Board based on the valuation of such shares by the Company’s independent appraiser, on the Valuation Date coincident with or last prior to the applicable distribution date or investment date.

(b)        Publicly Traded. Except as set forth in subsection (c) below, on and after the Company becomes Publicly Traded, Share Value shall mean:

(1)        the closing price of the Company Stock on a registered securities exchange or on an over-the-counter market (as applicable) on the applicable Valuation Date, if there are sales on such date;

(2)        the weighted average of the closing prices on the nearest date before and the nearest date after the applicable Valuation Date, if there are no sales on such date but there are sales on dates within a reasonable period both before and after such date; or

(3)        the mean between the bid and asked prices, as reported by the National Quotation Bureau, on the applicable Valuation Date, if actual sales are not available either on such date or during a reasonable period beginning before and ending after such date.

Where the fair market value of Company Stock is determined under paragraph (2) above, the closing prices of the sales on the nearest date before and the nearest date after the applicable Valuation Date shall be weighted inversely by the respective numbers of trading days between the selling dates and the applicable Valuation Date.

(c)        Change in Control

(1)        In the event of a Change in Control or a 409A Change in Control before the Company becomes Publicly Traded, Share Value shall mean the final price per share of common stock (determined on a fully diluted basis) agreed upon by the parties to such change in control (or, in the event of an asset sale that constitutes a Change in Control or a 409A Change in Control, the final purchase price, including any assumption of debt, agreed upon by the parties to such change in control divided by the number of outstanding shares of common stock, determined on a fully diluted basis, on the date of such sale).

(2)        In the event of a Change in Control or a 409A Change in Control after the Company becomes Publicly Traded, Share Value shall mean the final price per share of Company Stock (determined on a fully diluted basis) agreed upon by the parties to such change in control (or, in the event of an asset sale that constitutes a Change in Control or a 409A Change in Control, the final purchase price agreed upon by the parties to such change in control divided by the number of outstanding shares of Company Stock, determined on a fully diluted basis, on the date of such sale).

1.24     “Valuation Date” shall mean:

(a)        In General.      (i) With respect to each Investment Fund, Valuation Date shall mean each business day on which such fund is available to be traded on a public market, and (ii) with respect to Phantom Shares and except as provided in subsections (b) and (c) below, Valuation Date shall mean any date on which the Board determines the current fair market value of one share of Class B Stock.

(b)        Change in Control. Notwithstanding subsection (a)(ii) above, if the Company enters into a binding agreement to undergo a Change in Control or a 409A Change in Control (the “Transaction”), amounts scheduled to be distributed under the Plan after such binding agreement is entered into that are based on the Share Value of Phantom Shares shall generally not be distributed until the closing date of the Transaction or its earlier termination. If distribution occurs on account of the termination of the Transaction, all such amounts shall be distributed at the Share Value last determined prior to such distribution. However, if neither the closing date nor the termination of the Transaction occurs on or before December 31 of the year in which such binding agreement is entered into, all such amounts that are scheduled to be distributed in such year shall be paid on or before such December 31 and shall be distributed at the Share Value last determined prior to such distribution.

(c)        Publicly Traded. If the Company becomes Publicly Traded, the Valuation Date for Phantom Shares shall mean each business day on which shares of Company Stock are tradable on a public market.

ARTICLE II
COMPANY CONTRIBUTION UNITS

2.1       Prior Awards. For Plan Years prior to January 1, 2015, the Plan Administrator, in its sole discretion, credited Company Contribution Units on behalf of certain non-employee directors to Accounts established for such non-employee directors. No Company Contribution Units shall be credited on or after January 1, 2015.

2.2       Vesting. Company Contribution Units credited to a Participant’s Account on or after March 1, 2011 and before January 1, 2015 vest in such installments and on such dates as the Plan Administrator specified at the time of grant. In the event the Participant (i) voluntarily resigns or declines to run for re-election (or is not nominated to run for re-election for any reason that would constitute Cause), or (ii) is removed from the Board for Cause, he or she shall forfeit any unvested Company Contribution Units credited to his or her Account at the time of termination of his or her service as a director. In the event the Participant’s service on the Board ends (i) as a result of the Participant’s death or Disability, (ii) because the Participant is not nominated by the Board for re-election to the Board (for a reason not based on Cause), or (iii) because the Company undergoes a Change in Control or a 409A Change in Control while the Participant is still serving on the Board, he or she shall become 100 percent vested in all of the Company Contribution Units credited to his or her Account at the time of such cessation of service or such change in control. Finally, the Plan Administrator may, in its discretion, accelerate (but not decelerate), in whole or in part, the vesting of any Participant’s outstanding Company Contribution Units, if it deems such acceleration to be desirable.

2.3       Deemed Investment. Company Contribution Units shall be deemed invested in Phantom Shares. The number of Phantom Shares may contain a fraction, rounded to the nearest 1/10,000 (0.0001) of a share.

2.4       Distribution of Company Contribution Units

(a)        The Company shall distribute a Participant’s vested Company Contribution Units in seven annual installments beginning, unless the Participant elects otherwise in accordance with Section 4.1(a), on, or as soon as administratively practicable after, the April 1 following the fourth anniversary of the date on which such units were credited to the Participant’s Account, and on, or as soon as administratively practicable after, each April 1 thereafter. Such distribution shall be made in Class B Stock, except that the value of any fractional Phantom Share shall be distributed in cash on, or as soon as administratively practicable after, such April 1. For purposes of determining the value of any such fractional Phantom Share and for purposes of determining the value of any such distribution of Class B Stock for tax purposes, the value of each share of Class B Stock shall equal the Share Value on the actual distribution date.

(b)        Except as provided in subsection (d) below, the amount of each installment distribution, other than the final distribution, shall equal 1/n multiplied by the number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account as of the day prior to the stated distribution date, where “n” equals the number of distributions yet to be made. The final distribution will equal the number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account as of the day prior to the final stated distribution date. For example, if distributions are to commence to a Participant on April 1, 2015, the first distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2015 and will equal 1/7 of the March 31, 2015 number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account. The April 1, 2016 distribution will be made to the Participant as soon as administrative practicable on or after April 1, 2016 and will equal 1/6 of the March 31, 2016 number of Phantom Shares attributable to vested Company Contribution Units in the Participant’s Account.

In the above example, if the Participant has 700 Phantom Shares in his or her Account as of March 31, 2015, the Participant will receive 100 shares of Class B Stock as soon as administrative practicable on or after April 1, 2015. Six hundred Phantom Shares will remain in the Participant’s Account to be distributed soon as administratively practicable on or after each of the next six April 1s in the form of Class B Stock.

(c)        If the Participant’s death occurs during the deferral or distribution period, the number of Phantom Shares attributable to the Participant’s remaining vested Company Contribution Units (as of the day immediately preceding the date of the Participant’s death) shall be distributed in Class B Stock to the Participant’s beneficiary(ies) on, or as soon as administratively practicable after, the date of the Participant’s death.

(d)        Notwithstanding the foregoing, if the value of the sum of the Company Contribution Units and Director Deferrals in the Participant’s Account as of the date of the first scheduled distribution of either Company Contribution Units or Director Deferrals or as of any future date is less than or equal to the limit set forth (as adjusted) in Section 402(g)(1)(B) of the Code ($18,000 for 2015), the Company may, in its sole discretion, distribute the entire amount in such Participant’s Account in Class B Stock to the Participant soon as administratively practicable on or after such date.

ARTICLE III
DIRECTOR DEFERRALS

3.1       Terms of Participation

(a)        A Participant may elect to defer up to 100% of his or her directors’ fees under the Plan by filing an Agreement with the Company, substantially in the form of Appendix A-1 attached hereto. Except as described below with respect to a newly eligible Participant, in order to defer directors’ fees, the Agreement must be filed with the Company no later than December 31 of the Plan Year prior to the Plan Year containing any quarter in which the directors’ fees may be earned (the “Election Date”). When a Participant (who is ineligible to participate in any other nonqualified deferred compensation plan of the same type as the Plan that is sponsored by the Company or any member of its controlled group of entities within the meaning of Section 414(b) or Section 414(c) of the Code) files an Agreement with the Company, substantially in the form of Appendix A-1 attached hereto, within 30 days of first becoming eligible to participate in the Plan, deferrals of directors’ fees will commence with respect to services to be performed subsequent to the date of the Agreement.

Except as provided above with respect to a newly eligible Participant, a Participant’s deferral election will commence on January 1 of the Plan Year immediately following the applicable Election Date, and will continue in effect until terminated pursuant to subsection (b) below. A Participant may revoke his or her election under this subsection (a) at any time up to the applicable Election Date, after which any such election shall become irrevocable.

(b)        Director Deferrals will continue until the Participant furnishes an Agreement to the Company indicating that the Participant terminates his or her Director Deferrals, or until such time as the Company terminates the Plan. A Participant may terminate his or her deferral elections with respect to any directors’ fees for which the applicable Election Date has not passed by delivering an Agreement to the Company, substantially in the form of Appendix A-3 attached hereto, no later than the applicable Election Date.

(c)        A Participant who has terminated his or her Director Deferrals may subsequently elect to make Director Deferrals again by filing a new Agreement in accordance with subsection (a) above.

(d)        A Participant may alter the amount of Director Deferrals for any directors’ fees with respect to which the applicable Election Date has not passed and/or elect a different method by which he or she will be distributed Director Deferrals for any directors’ fees with respect to which the applicable Election Date has not passed, if the Participant executes and files with the Company a new Agreement, in accordance with subsection (a) above, no later than the applicable Election Date for the directors’ fees. For each new Agreement that changes the method of distribution of Director Deferrals, the Plan Administrator will establish a new sub-account for the Participant.

3.2       Deferred Compensation Account. All of a Participant’s Director Deferrals shall be credited to the Participant’s Account in the form of a bookkeeping entry. Director Deferrals credited to a Participant’s Account shall be deemed invested in Phantom Shares (based on their Share Value on the date the Director Deferrals are withheld from the Participant’s directors’ fees).

3.3       Distribution of Director Deferrals

(a)        Pursuant to a Participant’s election in his or her Agreement substantially in the form of Appendix A-1 attached hereto, his or her Director Deferrals shall be distributed on, or as soon as administratively practicable after, either (i) his or her Separation from Service or (ii) a date(s) chosen by the Participant. The Participant may also elect to receive his or her Director Deferrals on, or as soon as administratively practicable after, either (A) an “unforeseeable emergency,” as defined in Section 409A(a)(2)(B)(ii) of the Code, to the extent not prohibited by that Section of the Code and regulations issued thereunder or (B) a 409A Change in Control. If the Participant wishes to defer further the distribution (or commencement of distribution) date for his or her Director Deferrals, the Participant may do so pursuant to Section 4.2.

(b)        A Participant shall elect in an Agreement substantially in the form of Appendix A-1 attached hereto to have his or her Director Deferrals distributed in:

(1)        a single distribution; or

(2)        any number of annual installments (as calculated in the following paragraph) for a period of two to 10 years, distributable as of the same date in each calendar year until the balance in the Participant’s Account is exhausted.

Except as provided in subsection (d) below, the amount of each installment distribution, other than the final distribution, shall equal 1/n multiplied by the number of Phantom Shares attributable to Director Deferrals in the Participant’s Account as of the day prior to the stated distribution date, where “n” equals the number of distributions yet to be made. The final distribution will equal the number of Phantom Shares attributable to Director Deferrals in the Participant’s Account as of the day prior to the final stated distribution date. For example, if distributions are to be made in 10 annual installments commencing on April 1, 2015, the first distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2015 and will equal 1/10 of the March 31, 2015 number of Phantom Shares attributable to Director Deferrals in the Participant’s Account. The April 1, 2016 distribution will be made to the Participant on, or as soon as administratively practicable after, April 1, 2016 and will equal 1/9 of the March 31, 2016 number of Phantom Shares attributable to Director Deferrals in the Participant’s Account.

In the above example, if the Participant has 500 Phantom Shares in his or her Account as of March 31, 2015, the Participant will receive 50 shares of Class B Stock on, or as soon as administratively practicable after, April 1, 2015. Four hundred fifty Phantom Shares will remain in the Participant’s Account to be distributed on, or as soon as administratively practicable after, each of the next nine April 1s in the form of Class B Stock.

(c)        If the Participant’s death occurs during the deferral or distribution period, the number of Phantom Shares attributable to the Participant’s Director Deferrals (as of the day immediately preceding the date of the Participant’s death) shall be distributed in Class B Stock to the Participant’s beneficiary(ies) on, or as soon as administratively practicable after, the date of the Participant’s death.

(d)        Notwithstanding the foregoing, if the value of the sum of the Company Contribution Units and the Director Deferrals in the Participant’s Account as of the date of the first scheduled distribution of either Company Contribution Units or Director Deferrals or as of any future date is less than or equal to the limit set forth (as adjusted) in Section 402(g)(1)(B) of the Code ($18,000 for 2015), the Company may, in its sole discretion, distribute the entire amount in such Participant’s Account in Class B Stock to the Participant on, or as soon as administratively practicable after, such date.

ARTICLE IV
SUBSEQUENT DEFERRALS

4.1       Company Contribution Units

(a)        A Participant may make an election to defer the currently scheduled distribution (commencement of distribution) date for the distribution of his or her Company Contribution Units credited for a particular Plan Year beyond such currently scheduled date by filing an Agreement with the Company, substantially in the form of Appendix A-2 attached hereto, at least 12 months prior to the currently scheduled date; provided that the distribution (commencement of distribution) date is deferred to a date that is at least five years after such currently scheduled date. The Participant, in such subsequent deferral election, may also change the form of distribution as provided in subsection (b) below. The number of such subsequent deferral elections shall not be limited. For purposes of this Plan, any series of installment distributions of Company Contribution Units shall be treated as a single distribution, in accordance with Treas. Reg.

§1.409A-2(b)(2)(iii) or any successor thereto.

(b)        A Participant making an election under subsection (a) above may make a concurrent election, also substantially in the form of Appendix A-2 attached hereto, to have any such deferred Company Contribution Units distributed in:

(1)        a single distribution; or

(2)        any number of annual installments (with the amount of each installment distribution calculated pursuant to Section 2.4(b)) for a period of two to seven years, distributable on, or as soon as administratively practicable after, the same date (as elected by the Participant) in each calendar year until the balance in the Participant’s Account is exhausted.

If no election is made under this subsection (b), the distribution of any Company Contribution Units further deferred under subsection (a) above will be made in accordance with the previous method of distribution.

4.2       Director Deferrals

(a)        A Participant may make an election to defer the currently scheduled distribution (commencement of distribution) date for the distribution of his or her Director Deferrals beyond such currently scheduled date by filing a new Agreement with the Company, substantially in the form of Appendix A-2 attached hereto, at least 12 months prior to the currently scheduled date; provided that the distribution (commencement of distribution) date is deferred to a date that is at least five years after such currently scheduled date. The Participant, in such subsequent deferral election, may also change the form of distribution as provided in subsection (b) below. The number of such subsequent deferral elections shall not be limited. For purposes of this Plan, any series of installment distributions of Director Deferrals shall be treated as a single distribution, in accordance with Treas. Reg. §1.409A-2(b)(2)(iii) or any successor thereto.

(b)        A Participant making an election under subsection (a) above may make a concurrent election, also substantially in the form of Appendix A-2 attached hereto, to have any such deferred Director Deferrals distributed in:

(1)        a single distribution; or

(2)        any number of annual installments (with the amount of each installment distribution calculated pursuant to Section 3.3(b)) for a period of two to 10 years, distributable on, or as soon as administratively practicable after, the same date (as elected by the Participant) in each calendar year until the balance in the Participant’s Account is exhausted.

If no election is made under this subsection (b), the distribution of any Director Deferrals further deferred under subsection (a) above will be made in accordance with the previous method of distribution.

ARTICLE V
DIVIDEND EQUIVALENTS

A Participant’s Account that is deemed invested in Phantom Shares shall be credited, based on the number of such Phantom Shares, with any cash dividends that would have been paid if the Phantom Shares were instead shares of the Company’s Class A Voting Common Stock or Class B Stock, as applicable, and the amount of such credit shall be deemed invested in Phantom Shares, as determined by the Board. For this purpose, the extraordinary cash dividend that would have been paid on March 19, 2015 shall be deemed invested in Phantom Shares, as determined by the Board.

ARTICLE VI
ADMINISTRATION

6.1       General Authority. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full authority, subject to the terms of the Plan, to select the non-employee directors to become Participants.

6.2       Rights of the Plan Administrator. The Plan Administrator shall also have the authority to adopt rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its subsidiaries, shareholders, employees and directors, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. The Plan Administrator may correct any defect, supply any omission, and reconcile any inconsistency in this Plan and in any Agreement hereunder in the manner and to the extent it shall deem desirable.

6.3       Final Determination. All determinations and actions of the Plan Administrator made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. However, nothing in this Section shall be construed as limiting the power of the Plan Administrator to make the adjustments described in Article VIII.

ARTICLE VII
CAPITAL ADJUSTMENTS

The number of Phantom Shares in which Company Contribution Units and Director Deferrals are deemed invested shall be proportionately adjusted, as may be deemed appropriate by the Plan Administrator, to reflect any increase or decrease in the number of issued shares of common stock for which such Phantom Shares represent, resulting from a subdivision (share- split), consolidation (reverse split), stock dividend or similar change in the capitalization of the Company.

ARTICLE VIII

SHARES AUTHORIZED UNDER PLAN

In order for shares to be available for the distribution of Class B Stock under Section 2.4 or Section 3.3, the Company is authorized to issue up to 500,000 shares of its Class B Stock for use under the Plan.

ARTICLE IX
SECTION 409A COMPLIANCE

9.1       Specified Employee Status. If any distribution to a Participant in connection with his or her Separation from Service is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the final regulations issued thereunder, and the Participant is a “specified employee” as defined in Section 409A of the Code and the final regulations issued thereunder, no part of such distribution shall be made before the day that is six months plus one day after the Participant’s date of termination of employment for reasons other than his or her death (the “New Distribution Date”). The aggregate of any distributions that otherwise would have been distributed to the Participant during the period between the Separation from Service date and the New Distribution Date shall be distributed to the Participant (or his or her beneficiary) in a single sum on the earlier of (i) the New Distribution Date, or (ii) the Participant’s death. Thereafter, any distributions that remain outstanding as of the day immediately following the New Distribution Date shall be distributed without delay over the time period originally scheduled, in accordance with the terms of the Participant’s Agreement or this Plan.

9.2       Compliance in General. This Plan is intended to comply with Section 409A of the Code (to the extent applicable) and the Company shall interpret, apply and administer this Plan to comply therewith, but without resulting in any increase in the amounts owed hereunder by the Company.

9.3       No Liability for Section 409A Problems. In no event whatsoever shall the Company or its subsidiaries or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for damages for failing to comply with Section 409A of the Code.

ARTICLE X
MISCELLANEOUS

10.1     Amendment or Termination of the Plan. The Board may from time to time amend the Plan in any respect whatsoever or terminate the Plan. Notwithstanding the foregoing sentence, no such amendment or termination shall materially impair the rights of any Participant without the consent of the Participant.

10.2     Withholding. The obligation of the Company to make any distribution under the Plan shall be subject to applicable tax withholding requirements.

10.3     Lock-Up Agreement. Each recipient of shares of Company Stock distributed under this Plan shall agree, as a condition to receipt of such shares, that, in connection with an initial public offering of Common Stock and upon the request of the managing underwriter in such offering, such recipient shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of the registration statement with respect to such offering and ending on the date specified by such managing underwriter (such period not to exceed one year), (i) offer, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i)  or clause (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Each recipient agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

10.4     Beneficiary Designation

(a)        Each Participant shall designate the person(s) as the beneficiary(ies) to whom the Participant’s Company Contribution Units and Director Deferrals shall be delivered in the event of the Participant’s death prior to distribution to him or her. Each beneficiary designation shall be substantially in the form of Appendix B attached hereto and shall be effective only when filed with the Plan Administrator during the Participant’s lifetime.

(b)        Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Plan Administrator. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

(c)        If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Plan Administrator shall direct that such Participant’s Account be distributed to the Participant’s surviving spouse or, if the Participant has no surviving spouse, then to the Participant’s estate.

10.5     Distribution to Guardian. If Company Contribution Units and Director Deferrals are distributable under this Plan to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Plan Administrator may direct distribution to the guardian, legal representative, or person having the care and custody of the minor, incompetent or incapable person. The Plan Administrator may require proof of incompetency, minority, incapacity or guardianship as the Plan Administrator may deem appropriate prior to the delivery. The delivery shall completely discharge the Plan Administrator and the Company from all liability with respect to the distribution.

10.6     No Funding. The Company shall not be required to fund or secure in any way its obligations hereunder. Nothing in the Plan or in any Agreement hereunder and no action taken pursuant to the provisions of the Plan or of any Agreement hereunder shall be construed to create a trust or a fiduciary relationship of any kind. Distributions under the Plan and any Agreement hereunder shall be made when due from the general assets of the Company. All assets, if any, maintained under a Participant’s Account shall remain a part of the general assets of the Company. Neither a Participant nor his or her designated beneficiary shall acquire any interest in such assets by virtue of the Plan or any Agreement hereunder. This Plan constitutes a mere promise by the Company to make distributions in the future, and to the extent that a Participant or his or her designated beneficiary acquires a right to receive any distribution from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company intends for this Plan to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

10.7     Governing Law. The operation of, and the rights of Participants under, the Plan and the Agreements hereunder shall be governed by applicable United States laws and otherwise by the laws of the

State of Delaware (without reference to the principles of conflict of laws).

IN WITNESS WHEREOF, Bentley Systems, Incorporated hereby executes this Plan, as amended and restated, on this 27th day of May, 2015.

By:	/s/ David Shaman
Name (Printed):	David Shaman
Title:	Vice President and General Counsel

APPENDICES A

AWARD AGREEMENTS

A-1

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION AGREEMENT

APPENDIX A-1

ELECTION OF DIRECTOR DEFERRALS

This Agreement is entered into this              day of                         ,20 , between Bentley Systems, Incorporated (the “Company”) and                                                              (the “Participant”).

WHEREAS, the Participant, a non-employee director of the Company, has been selected to participate in the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and

WHEREAS, the Participant wishes to make an initial deferral election with respect to all or any portion of his or her directors’ fees;

NOW, THEREFORE, the parties hereto agree as follows:

1.         Percentage or Dollar Amount of Directors’ Fees to Defer

[Complete this Section 1 to make an initial deferral election with respect to your Director Deferrals under the Plan, to change your Director Deferral election with respect to future directors’ fees, or to make a Director Deferral election upon recommencing participation in the Plan.]

[Check only one box, and complete the paragraph below]

◻         Initial Election

◻         Change in Election

◻         Recommencement of Participation

Commencing                           , 20   , I elect to defer               percent [insert whole number from one to 100] or $                                          of my directors’ fees. I understand that these Director Deferrals shall be credited in the form of a bookkeeping entry to a reserve maintained by the Company in my name, together with credited amounts in the nature of income, gains and losses (the “Account”). The Account maintained for me shall be distributed to me on a deferred basis in accordance with the terms of this Agreement and the Plan.

A1-1

2.         Delivery Date Election

[This Section 2 must be completed with respect to Director Deferral elections made in accordance with Section 1 above.]

I hereby elect to have the Company distribute (or commence to distribute) any Director Deferrals upon the following event [check only one box]:

◻        (A)      On the fifth business day after “Separation from Service” (as defined in the Plan)* (the first business day after the six-month anniversary of such Separation from Service if I am a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code, and if, at the time of my separation from service, the Company is “Publicly Traded” (as defined in the Plan)).

◻        (B)       On the following date:                      , 20    .

◻        (C)       On the earlier of the date described in event (A) above, or the following date:                       , 20    .

3.         Acceleration in the Event of an Unforeseeable Emergency or a 409A Change in Control

In addition to the election I made in Section 2 above, if I check one or both of the following boxes, I also elect to have the Company distribute any Director Deferrals, to the extent permitted by applicable law, to me [check one box, both boxes, or neither box]:

* “Separation from service,” as defined in the Section of the Internal Revenue Code cited in Section 1.23 of the Plan, means the Participant has terminated his or her relationship (directorship, etc.) with all entities in the group of entities under common control with the Company, as determined by using a 50%, rather than an 80%, test. See Sections 414(b) and 414(c) of the Internal Revenue Code. Generally, an individual has not separated from service, for purposes of the Plan, unless the facts and circumstances indicate that the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the individual would perform after such date would permanently decrease to no more than 20% of the average level of bona fide services performed by the individual over the immediately preceding 36 months (or over the full period of service if the individual has been providing services to the Company for less than 36 months). Thus, for example, an individual who terminates his or her directorship with the Company and becomes a consultant to the Company at a more than 20% level has not “separated from service” for purposes of the Plan.

A1-2

◻         Upon an “unforeseeable emergency,” as defined in Section 3.3(a) of the Plan. (This term is defined quite restrictively in the Internal Revenue Code.)

◻         Upon a “409A Change in Control” (as defined in the Plan).

4.         Method of Distribution

[This Section 4 must be completed with respect to Director Deferral elections made in accordance with Section 1 above.]

I elect for my Director Deferrals to be distributed [check only one box]

◻         in a single distribution equal to the balance in the Account or subaccount; or

◻         in annual distributions for a period of      [insert a whole number from two to 10] years.

If the second box is checked, after the distribution of the first installment on, or as soon as administratively practicable after, the date described in Section 2 above, subsequent installments shall be distributed on, or as soon as administratively practicable after, the same date of each succeeding calendar year in annual installments, as adjusted and computed by the Company in accordance with the terms of the Plan, with the final distribution equaling the then remaining balance in the Participant’s Account.

5.         The elections made under this Agreement shall remain in effect with respect to the Participant’s directors’ fees in all future years unless terminated (or revoked) on a prospective basis in writing pursuant to a form acceptable to the Plan Administrator. If a Participant decides to recommence participation in the Plan, he or she shall execute a new

Agreement. If a new Agreement is entered into that changes the manner in which and/or time at which future Director Deferrals will be distributed, a new subaccount will be established for purposes of crediting Director Deferrals under the new Agreement. Any new Agreement shall relate solely to future directors’ fees (i.e., those directors’ fees with respect to which the applicable “Election Date,” as described in Section 3.1(a) of the Plan, has not passed). If the Participant desires to defer further the distribution (or commencement of distribution) date of any Director Deferrals, the Participant may file a new Agreement with the Company, substantially in the form of Appendix A-2 of the Plan and set forth herein.

BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX AND SECURITIES LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX AND SECURITIES LAWS, YOU SHOULD CONSULT YOUR PERSONAL TAX AND

A1-3

SECURITIES ADVISOR REGARDING YOUR OWN SITUATION BEFORE YOU ENTER INTO THIS AGREEMENT.

, 20
Signature of Participant		Date

ACCEPTED:
BENTLEY SYSTEMS, INCORPORATED

By:
Date:	, 20

A1-4

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION AGREEMENT

APPENDIX A-2

ELECTION OF A LATER DISTRIBUTION (COMMENCEMENT OF DISTRIBUTION)

DATE AND POSSIBLY DIFFERENT DISTRIBUTION FORM

[Complete this Agreement if you wish to delay the currently scheduled distribution (commencement of distribution) date for your vested Company Contribution Units or your Director Deferrals beyond the time set forth in your most recent agreement. If you elect to delay such distribution (commencement of distribution) date, you may also change the form of distribution. Any election made under this Agreement must be made at least 12 months prior to the currently scheduled distribution (commencement of distribution) date for which such election is being made hereunder.]

This Agreement is entered into this              day of                         , 20 , between Bentley Systems, Incorporated (the “Company”) and                                                              (the “Participant”).

WHEREAS, the Participant, a non-employee director of the Company, has been selected to participate in the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and

WHEREAS, the Participant wishes to make a subsequent deferral election with respect to his or her vested Company Contribution Units and/or Director Deferrals;

NOW, THEREFORE, the parties hereto agree as follows:

Later Distribution Date for my [check one or both boxes, and complete, as applicable, A and/or B below]:

◻         Vested Company Contribution Units

◻         Director Deferrals

A.     Vested Company Contribution Units. With respect to the following vested Company Contribution Units, I elect to have the Company distribute (or commence to distribute) such vested Company Contribution Units on, or as soon as administratively practicable after, the following date(s) (which must be at least five years from the currently scheduled distribution (commencement of distribution) date(s):

1.a        Date of Deferral Election Agreement:                          , 20

b       Current Distribution (Commencement of Distribution) Date:                           , 20

c        New Distribution (Commencement of Distribution) Date:                        , 20

d       Method of Distribution:

◻         in accordance with the previous method of distribution; or

◻         in a single distribution equal to the balance in the Account or subaccount; or

A2-1

◻         in annual distributions for a period of       [from two to seven] years.

2.a        Date of Deferral Election Agreement:                           , 20   ;

b       Current Distribution (Commencement of Distribution) Date :                             , 20

c        New Distribution (Commencement of Distribution) Date:                         , 20

d       Method of Distribution:

◻         in accordance with the previous method of distribution; or

◻         in a single distribution equal to the balance in the Account or subaccount; or

◻         in annual distributions for a period of       [from two to seven] years.

B.      Director Deferrals. With respect to the following Director Deferrals, I elect to have the Company distribute (or commence to distribute) such Director Deferrals on, or as soon as administratively practicable after, the following date(s) (which must be at least five years from the currently scheduled distribution (commencement of distribution) date(s)):

1.a        Date of Deferral Election Agreement:                        , 20

b       Current Distribution (Commencement of Distribution) Date:                           , 20

c        New Distribution (Commencement of Distribution) Date:                        , 20

d       Method of Distribution:

◻         in accordance with the previous method of distribution; or

◻         in a single distribution equal to the balance in the Account or subaccount; or

◻         in annual distributions for a period of      [from two to 10] years.

2.a        Date of Deferral Election Agreement:                          , 20

b       Current Distribution (Commencement of Distribution) Date:                           , 20

c        New Distribution (Commencement of Distribution) Date:                         , 20

d       Method of Distribution:

◻         in accordance with the previous method of distribution; or

◻         in a single distribution equal to the balance in the Account or subaccount; or

◻         in annual distributions for a period of       [from two to 10] years.

BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX AND SECURITIES LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX AND SECURITIES LAWS, YOU SHOULD CONSULT YOUR PERSONAL TAX AND

A2-2

SECURITIES ADVISOR REGARDING YOUR OWN SITUATION BEFORE YOU ENTER INTO THIS AGREEMENT.

, 20
Signature of Participant		Date

ACCEPTED:
BENTLEY SYSTEMS, INCORPORATED

By:
Date:	, 20

A2-3

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION AGREEMENT

APPENDIX A-3

TERMINATION OF DEFERRAL ELECTION

This Agreement is entered into this              day of                          , 20 , between Bentley Systems, Incorporated (the “Company”) and                                                              (the “Participant”).

WHEREAS, the Participant, a non-employee director of the Company, has been selected to participate in the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and

WHEREAS, the Participant wishes to terminate his or her election to defer directors’ fees under the Plan;

NOW, THEREFORE, the parties hereto agree as follows:

Effective as of January 1, 20    , I hereby elect to cease deferring any future directors’ fees under the Plan (i.e., those directors’ fees with respect to which the Election Date, as described in Section 3.1(a) of the Plan, has not passed).

BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX AND SECURITIES LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX AND SECURITIES LAWS, YOU SHOULD CONSULT YOUR PERSONAL TAX AND SECURITIES ADVISOR REGARDING YOUR OWN SITUATION BEFORE YOU ENTER INTO THIS AGREEMENT.

, 20
Signature of Participant		Date

ACCEPTED:
BENTLEY SYSTEMS, INCORPORATED

By:
Date:	, 20

A3-1

BENTLEY SYSTEMS, INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

APPENDIX B

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors (the “Plan”) to name a beneficiary for the Company Contribution Units and/or Director Deferrals that may be distributed to you under the Plan. You should complete the Form, sign it, have it signed by the Company, and date it.

*          *          *          *

I understand that in the event of my death before I receive full distribution with respect to my Company Contribution Units and/or Director Deferrals, such Company Contribution Units and/or Director Deferrals will be distributed to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by the Company cancels all prior beneficiary designations previously filed by me under the Plan.

I hereby state that                                          [insert name], residing at                                          [insert address], whose Social Security number is                                         , is designated as my beneficiary.

, 20
Signature of Participant		Date

ACCEPTED:
BENTLEY SYSTEMS, INCORPORATED

By:
Date:	, 20

B-1